Structured Asset Trust Unit Repackagings (Saturns)
Bank of America Debenture-Backed
Series 2005-2
CUSIP NO. 03738Q204
CUSIP NO.
03738QAA3
Distribution Date July 2, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Units
Beginning
Principal/Unit
Amount
Principal Payment
Ending Principal/Unit
Amount
Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate Interest
Due and Unpaid
Total
Distribution
A Units $25,000,000.00 $0.00 $25,000,000.00 6.87500% 30/360 $859,375.00 $0.00 $859,375.00
B Units 3,365 Units $0.00 $3,365,000.00 47.771 Rate per Unit 30/360 $160,749.42 $0.00 $160,749.42
Additional Information
$2,000.00
$3,500.58
Underlying Security
AON CORP 8.205% 1/01/27 037389AK9
June/December or NBD
$25,000,000.00
8.20500%
$1,025,625.00
CUSIP Moody's S & P Moody's Date S & P Date
03738Q204 Baa3 (Watch Neg) BBB- (Watch Neg) Baa3 2-Feb-05 BBB- 21-Nov-08
03738QAA3 Baa3 (Watch Neg) BBB- (Watch Neg) Baa3 2-Feb-05 BBB- 21-Nov-08
Underlying Security Baa3 (Watch Neg) BBB- (Watch Neg) Baa3 10-Jul-09 BBB- 20-Nov-08
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Interest Payment Received
Trustee Fees
Current Ratings Original Ratings
Expense Account Deposit
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)